EXHIBIT 99.1
FOR IMMEDIATE RELEASE
MARCH 5, 2007
Investor Contact: Crystal C. Bell, Investor Relations Specialist,
Phone: 214-721-9407
Media Contact: Jill McMillan, Public Relations Specialist
Phone: 214-721-9271
CROSSTEX TO PRESENT MARCH 7 AT
SIXTH ANNUAL MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE
DALLAS, March 5, 2007 — Crosstex Energy, L.P. (NASDAQ: XTEX) and Crosstex Energy, Inc. (NASDAQ: XTXI) announced today that Barry E. Davis, President and Chief Executive Officer, and William W. Davis, Executive Vice President and Chief Financial Officer, will make a presentation at the National Association of Publicly Traded Partnership’s Sixth Annual Master Limited Partnership Investor Conference in New York at 1:45 p.m. (EST) on Wednesday, March 7.
Interested parties can listen to a live audio web cast of Crosstex’s presentation and download the related presentation material by visiting the company’s web site at www.crosstexenergy.com. Click on the Investors page and then Overview for both Crosstex Energy, L.P. and Crosstex Energy, Inc. A replay of the presentation will be archived on the web site shortly after the presentation is concluded and will be available for three months.
About the Crosstex Energy Companies .
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 160 natural gas amine-treating plants in service and approximately 35 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2006 Department of Energy data. Crosstex Energy, Inc. owns the two percent general partner interest, a 42 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.